Exhibit 4.2

DEPOSIT AGREEMENT

by and among

MagnaChip Semiconductor Corporation
as Issuer,
AND

American Stock Transfer & Trust Company, LLC
as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS
OF DEPOSITARY SHARES

Dated as of [                    ], 2010

DEPOSIT AGREEMENT
     THIS DEPOSIT AGREEMENT, dated as of [                    ], 2010, is by and among (i) MagnaChip Semiconductor Corporation, a Delaware corporation, with a registered office address at c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S., Luxembourg B97483, and its successors (the “Company”), (ii) American Stock Transfer & Trust Company, LLC, acting in its capacity as depositary, with a registered office address at 59 Maiden Lane, Plaza Level, New York, NY 10038 and any successor depositary, hereunder (the “Depositary”) and as Custodian and Registrar, and (iii) all Holders and Beneficial Owners of Depositary Shares (all such capitalized terms as hereinafter defined).
WITNESSETH THAT:
     WHEREAS, in connection with the proposed initial public offering of securities of the Company to be effected pursuant to the Registration Statement (the “IPO”), the Company desires to establish a Depositary Share facility with the Depositary to provide for the deposit of Primary Shares and Secondary Shares and the creation of Depositary Shares, each of which shall represent a pro rata interest in the Primary Shares and Secondary Shares so deposited;
     WHEREAS, the Depositary is willing to act as the Depositary for such Depositary Share facility upon the terms set forth in this Deposit Agreement;
     WHEREAS, the Depositary Shares to be issued pursuant to the terms of this Deposit Agreement have been approved for listing on the New York Stock Exchange; and
     WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of a Depositary Share facility upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:
     SECTION 1.1 “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.
     SECTION 1.2 “Agent” shall mean such entity or entities as the Depositary may appoint under Section 7.8 hereof, including the Custodian.
     SECTION 1.3 “Beneficial Owner” shall mean as to any Depositary Share, any person or entity having a beneficial interest in any Depositary Shares. A Beneficial Owner need not be the Holder of the Depositary Shares. A Beneficial Owner may exercise any rights or receive any benefits hereunder solely through the Holder of the Depositary Shares in which such Beneficial Owner has an interest.

     SECTION 1.4 “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which Depositary Shares are traded are closed.
     SECTION 1.5 “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.
     SECTION 1.6 “Company” shall mean MagnaChip Semiconductor Corporation, a Delaware corporation.
     SECTION 1.7 “Corporate Trust Office” when used with respect to the Depositary, shall mean the corporate trust office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 59 Maiden Lane, Plaza Level, New York, NY 10038.
     SECTION 1.8 “Custodian” shall mean American Stock Transfer & Trust Company, LLC, the Company’s transfer agent and registrar (the “Registrar”), having its principal office at 59 Maiden Lane, Plaza Level, New York, NY 10038, as the custodian for the purposes of this Deposit Agreement and the Custody Agreement (defined below), and any other firm or corporation which may hereinafter be appointed by the Depositary pursuant to the terms of Section 5.5 hereof as a successor or an additional custodian or custodians hereunder, as the context shall require.
     SECTION 1.9 “Deliver” and “Delivery” shall mean, when used in respect of Depositary Shares, Depositary Receipts, Deposited Securities and Shares, the electronic delivery of such security by means of book-entry transfer, including, without limitation, through DRS/Profile. With respect to Depositary Receipts, the terms “execute,” “issue,” “register,” “surrender,” “transfer” or “cancel” refer to applicable entries or movements to or within DRS/Profile.
     SECTION 1.10 “Deposit Agreement” shall mean this Deposit Agreement, as the same may from time to time be amended and supplemented in accordance with the terms hereof.
     SECTION 1.11 “Depositary” shall mean American Stock Transfer & Trust Company, LLC, in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.
     SECTION 1.12 “Depositary Receipt(s)” shall mean the statements issued by the Depositary evidencing the Depositary Shares issued under the terms of this Deposit Agreement, as such Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement, which shall be deemed to incorporate all of the terms and conditions of this Deposit Agreement. References to Depositary Receipts shall not include physical certificated Depositary Receipts but shall only include Depositary Shares issued through DRS/Profile, the ownership of which is recorded in the DRS/Profile system. Notwithstanding the foregoing, if required by DTC, a physical, certificated global Depositary Receipt representing all of the Depositary Shares to be sold in each closing of the IPO may be issued to DTC or its nominee in a form acceptable to the Company and the Depositary in accordance with DTC’s eligibility requirements.
     SECTION 1.13 “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement. The Deposited Securities shall consist of Secondary Shares and Primary Shares, and the ratio of Secondary Shares to Primary Shares shall be [___]:[___].
     SECTION 1.14 “Depositary Share(s)” shall mean the securities represented by the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and evidenced by the Depositary Receipts. Each Depositary Share shall represent the right to receive (x) [                    ] of one Share included within the Secondary Shares Account (or, in the case of the exercise of the Overallotment Option, the Secondary Shares Overallotment Account, if any), representing [                    ] Secondary Shares of the Company (or [                    ] Secondary Shares of the Company in the case of the exercise of the Overallotment Option, if any), and (y) [                    ] of one Share included within the Primary Shares Account (or, in the case of the exercise of the Overallotment Option, the Primary Shares Overallotment Account, if any), representing [                    ] Primary Shares of the Company (or [                    ] Primary Shares of the Company in the case of the exercise of the Overallotment Option, if any).
     SECTION 1.15 “Depositary Share Record Date” shall have the meaning given to such term in Section 4.2 hereof.
     SECTION 1.16 “Dollars” and “$” shall refer to the lawful currency of the United States.
     SECTION 1.17 “DRS/Profile” shall mean the system for the uncertificated registration of ownership of securities pursuant to which ownership of Depositary Shares is maintained on the books of the Depositary (or ownership of Shares is maintained on the books of the Registrar) without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary. Ownership of Depositary Shares held in DRS/Profile is evidenced by periodic statements, or Depositary Receipts, issued by the Depositary to the Holders entitled thereto.
     SECTION 1.18 “DTC” shall mean The Depository Trust and Clearing Corporation, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.
     SECTION 1.19 “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as from time to time amended.
     SECTION 1.20 “Holder” shall mean the person in whose name a Depositary Share is registered on the books of the Depositary (as Registrar) maintained for such purpose. A Holder may or may not be a Beneficial Owner. A Holder shall be deemed to have all requisite authority to act on behalf of those Beneficial Owners of the Depositary Shares registered in such Holder’s name as evidenced by a Depositary Receipt.
     SECTION 1.21 “Indemnified Person” and “Indemnifying Person” shall have the meaning set forth in Section 5.5 hereof.
     SECTION 1.22 “Overallotment Option” shall mean the option held by the underwriters to acquire Depositary Shares of the Company pursuant to the underwriting agreement, dated [                    ], 2010, among the Company, the Selling Stockholders, and Goldman, Sachs & Co., Barclays Capital Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.
     SECTION 1.23 “Primary Shares” shall mean Shares sold by the Company in its IPO.

     SECTION 1.24 “Primary Shares Account” shall mean the DRS/Profile account established by the Depositary and Custodian, for purposes of this Agreement and facilitating the closing of the IPO, to maintain the ownership of the Primary Shares to be sold in the initial closing of the IPO via uncertificated registration on the books of the Custodian without the issuance of a physical certificate.
     SECTION 1.25 “Primary Shares Overallotment Account” shall mean the DRS/Profile account established by the Depositary and Custodian, for purposes of this Agreement and facilitating the closing of the IPO, to maintain the ownership of the Primary Shares to be sold in the Overallotment Option, via uncertificated registration on the books of the Custodian without the issuance of a physical certificate.
     SECTION 1.26 “Registration Statement” shall mean the Company’s registration statement on Form S-1 filed with the Commission on March 15, 2010 (Registration No. 333-165467) in connection with the Company’s initial public offering.
     SECTION 1.27 “Restricted Securities” shall mean Shares, or Depositary Shares representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Delaware, or under a stockholders’ agreement or similar agreement, stockholders’ lock-up agreement or the Company’s Bylaws or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares are not, when held by such person, Restricted Securities.
     SECTION 1.28 “Secondary Shares” shall mean Shares sold by the Selling Stockholders in the Company’s IPO.
     SECTION 1.29 “Secondary Shares Account” shall mean the DRS/Profile account established by the Depositary and Custodian, for purposes of this Agreement and facilitating the closing of the IPO, to maintain the ownership of the Secondary Shares, to be sold in the initial closing of the IPO, via uncertificated registration on the books of the Custodian without the issuance of a physical certificate.
     SECTION 1.30 “Secondary Shares Overallotment Account” shall mean the DRS/Profile account established by the Depositary and Custodian, for purposes of this Agreement and facilitating the closing of the IPO, to maintain the ownership of the Secondary Shares, to be sold in the Overallotment Option, via uncertificated registration on the books of the Custodian without the issuance of a physical certificate.
     SECTION 1.31 “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.
     SECTION 1.32 “Selling Stockholders” shall mean the Selling Stockholders listed on the final prospectus used to sell the Secondary Shares.
     SECTION 1.33 “Shares” shall mean shares of common stock of the Company, par value $0.01 per share. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided, however, that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid or Shares as to which pre-emptive rights have theretofore not been validly waived or exercised.
     SECTION 1.34 “United States” or “U.S.” shall mean the United States of America.
ARTICLE II.
APPOINTMENT OF DEPOSITARY; FORM OF DEPOSITARY RECEIPTS;
DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF
DEPOSITARY RECEIPTS
     SECTION 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as exclusive depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any Depositary Shares (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).
     SECTION 2.2 Form of Depositary Receipts and Transferability of Depositary Shares.
          (a) Depositary Receipts shall be un-certificated and references to Depositary Receipts shall only include Depositary Shares issued through DRS/Profile. Notwithstanding the foregoing, if required by DTC, a physical, certificated global Depositary Receipt representing all of the Depositary Shares to be sold in each closing of the IPO may be issued to DTC or its nominee in a form acceptable to the Company and the Depositary in accordance with DTC’s eligibility requirements. The Depositary shall maintain books on which each Depositary Share issued through DRS/Profile as hereinafter provided and the transfer of each such Depositary Share shall be registered. Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement even though their Depositary Receipts are issued through book-entry registration.
          (b) Legends. The Depositary Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which Depositary Shares may be traded, listed or quoted, or to conform with any usage with respect thereto or (iii) required by any book-entry system in which the Depositary Shares are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the Depositary Receipt registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the Depositary Receipt representing the Depositary Shares owned by such Beneficial Owners.
          (c) Subject to the limitations contained herein, title to Depositary Shares, upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Depositary Share, unless such holder is the Holder thereof.
     SECTION 2.3 Deposits.
          (a) Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares may be deposited by the Company and the Selling Stockholders. Every deposit of Shares shall be accompanied by the following: (A) appropriate instruments of transfer or endorsement, in a form satisfactory to the Depositary, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Depositary Receipt or Depositary Receipts for the number of Depositary Shares representing the Shares so deposited. No Secondary Share shall be accepted for deposit unless accompanied by a Custody Agreement in a form reasonably acceptable to the Company, Custodian and the Depositary (the “Custody Agreement”). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities that will not be registered on behalf of the Company and the Selling Stockholders under the Company’s Registration Statement. The Depositary shall use commercially reasonable efforts to comply with reasonable written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States and other jurisdictions; provided that the Company shall indemnify the Depositary and the Custodian for any claims and losses arising from not accepting the deposit of any Shares identified in the Company’s instructions.
          (b) As soon as practicable after receipt of any permitted deposit hereunder and compliance with the provisions of this Deposit Agreement, the Depositary, as Registrar of the Deposited Securities and the Depositary Shares, shall register the Shares (as soon as transfer and registration can be accomplished) in the name of the Depositary. Deposited Securities shall be held by the Depositary for the account of the Holders and Beneficial Owners, at such place or places as the Depositary shall determine.
     SECTION 2.4 Initial Issuance of Depositary Shares. After the deposit of any Shares pursuant to Section 2.3 hereof, the Depositary, subject to this Deposit Agreement, shall issue the Depositary Shares representing the Shares so deposited to or upon the order of the person or persons named in the applicable Custody Agreement, if a Selling Stockholder, and otherwise in the name of the Company. The Depositary may, but shall have no obligation, to deliver a Depositary Receipt to the initial Holder in connection with such Holder’s deposit of Deposited Securities.
     SECTION 2.5 Transfer of Depositary Shares; Combination and Split-up of Depositary Shares.
          (a) Transfer. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Depositary Shares on its books, upon surrender by Delivery to the Depositary of such Depositary Shares and upon receipt by the Depositary of proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States and any other applicable law. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall Deliver a new Depositary Receipt or Depositary Receipts and Deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Depositary Shares surrendered.
          (b) Combination and Split Up. The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender by Delivery to the Depositary of Depositary Shares for the purpose of effecting a split-up or combination of such Depositary Shares, deliver a new Depositary Receipt or Depositary Receipts for any authorized number of Depositary Shares requested, evidencing the same aggregate number of Depositary Shares as the Depositary Shares surrendered.
     SECTION 2.6 Withdrawal of Deposited Securities. Upon surrender by Delivery to the Depositary of Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company’s Bylaws and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder of such Depositary Shares shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the Depositary Shares so surrendered. Notwithstanding any provision of the Deposit Agreement to the contrary, the Holders of Depositary Shares are entitled to surrender outstanding Depositary Shares to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company, (ii) the payment of fees, taxes, governmental charges and similar charges and (iii) where deemed necessary or advisable by the Company or the Depositary in good faith, compliance with any U.S. or foreign laws or governmental regulations or the requirements of any securities exchange on which the Depositary Shares are listed or governmental regulations relating to the Depositary Shares or to the withdrawal of the Deposited Securities.
          Depositary Shares surrendered for such purposes shall, if so required by the Depositary, be accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall Deliver (without unreasonable delay) (subject to Sections 2.7, 3.1, 3.2 and 5.7 hereof, and to the other terms and conditions of this Deposit Agreement, to the Company’s Bylaws, to the provisions of or governing the Deposited Securities and to applicable laws, now or hereafter in effect) to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such Depositary Shares, together with any certificate or other proper documents of or relating to title of the Deposited Securities as may be legally required, as the case may be, to or for the account of such person.
          At the request, risk and expense of any Holder so surrendering Depositary Shares, and for the account of such Holder, the Depositary shall forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities to the Depositary for delivery at the Corporate Trust Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Corporate Trust Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
     SECTION 2.7 Limitations on Delivery, Transfer, etc. of Depositary Shares; Suspension of Delivery, Transfer, etc.

          (a) Additional Requirements. As a condition precedent to the delivery, registration, registration of transfer, split-up, subdivision, combination or surrender of any Depositary Shares, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary may require (i) payment from the Company on behalf of any depositor of Shares (or with respect to the surrender of any Depositary Shares or withdrawal of any Deposited Securities, from the depositor of Shares) of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn), or as separately agreed from time to time between the Company and the Depositary, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to the delivery of Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law.
          (b) Additional Limitations. The issuance of Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of Depositary Shares against the deposit of particular Shares may be withheld, or the registration of transfer of Depositary Shares in particular instances may be refused, or the registration of transfers of Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Depositary Shares or Shares are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of stockholders of the Company or for any other reason.
     SECTION 2.8 Lost Receipts, etc. To the extent the Depositary has issued Depositary Receipts in physical certificated form, in case any Depositary Receipt shall be mutilated, destroyed, lost or stolen, unless the Depositary has notice that such Depositary Receipt has been acquired by a bona fide purchaser, subject to Section 5.6 hereof, the Depositary shall execute and deliver a new Depositary Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) in exchange and substitution for such mutilated Depositary Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Depositary Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Depositary Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Depositary Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.
     SECTION 2.9 Cancellation and Destruction of Surrendered Depositary Receipts; Maintenance of Records. All Depositary Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Depositary Receipts so cancelled in accordance with its customary practices. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.
ARTICLE III.
CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF DEPOSITARY SHARES
     SECTION 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of Depositary Shares and Deposited Securities, compliance with applicable laws and the terms of this Deposit Agreement and the provisions of, or governing, the Deposited Securities or other information; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary, as Registrar, may withhold the delivery or registration of transfer of any Depositary Shares or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s and the Company’s satisfaction. Each Holder and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.
     SECTION 3.2 Liability for Taxes and Other Charges. If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Depositary Receipt or any Deposited Securities or Depositary Shares, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and such Holders and Beneficial Owners shall be deemed liable therefor. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner remaining fully liable for any deficiency. In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue Depositary Shares, to deliver Depositary Receipts, register the transfer, split-up or combination of Depositary Shares and the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners of Depositary Shares under this Section 3.2 shall survive any transfer of Depositary Shares, any surrender of Shares and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.
     SECTION 3.3 Representations and Warranties on Deposit of Shares. Each depositor depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of Depositary Shares in respect thereof and the transfer of such Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

     SECTION 3.4 Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, the Bylaws of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law (including, without limitation, relevant Delaware law, any applicable law of the United States, the Bylaws of the Company, any resolutions of the Company’s Board of Directors adopted pursuant to such Bylaws, the requirements of any markets or exchanges upon which the Shares or Depositary Shares are listed or traded, or to any requirements of any electronic book-entry system by which the Depositary Shares may be transferred), and (b) be bound by and subject to applicable provisions of the laws of Delaware, the Bylaws of the Company and the requirements of any markets or exchanges upon which the Depositary Shares or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the Depositary Shares or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.
ARTICLE IV.
THE DEPOSITED SECURITIES
     SECTION 4.1 Cash Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, received in Dollars, the Depositary will distribute promptly the amount thus received (net of taxes and governmental charges withheld) to the Holders of record as of the Depositary Share Record Date in proportion to the number of Depositary Shares held by such Holders respectively as of the Depositary Share Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.
          If the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Depositary Shares.
     SECTION 4.2 Fixing of Record Date. Whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the “Depositary Share Record Date”), as close as practicable to the record date fixed by the Company with respect to the Shares, for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Depositary Share. Subject to applicable law and the provisions of Section 4.1 hereof and to the other terms and conditions of this Deposit

Agreement, only the Holders of record at the close of business in New York on such Depositary Share Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.
     SECTION 4.3 Voting of Deposited Securities. Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the Depositary Share Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company’s expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute to Holders as of the Depositary Share Record Date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the Depositary Share Record Date will be entitled, subject to any applicable law, the Company’s Certificate of Incorporation and Bylaws and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s Depositary Shares; and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of Depositary Shares representing an integral number of Shares or other Deposited Securities. Upon the timely receipt of written instructions of a Holder of Depositary Shares on the Depositary Share Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Company’s Bylaws and the provisions of or governing the Deposited Securities, to vote or cause the Depositary to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by Depositary Shares evidenced by such Depositary Receipt in accordance with such voting instructions.
          Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, or attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by Depositary Shares except pursuant to and in accordance with such written instructions from Holders.
          There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.
          Notwithstanding the above, save for applicable provisions of the law of Delaware, and in accordance with the terms of Section 5.3 hereof, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.
     SECTION 4.4 Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington D.C. 20549, U.S.A.
     SECTION 4.5 Reports. The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Corporate Trust Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall, at the expense of the Company and in accordance with Section 5.6 hereof, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Company and the Depositary) and unless otherwise agreed in writing by the Company and the Depositary, to Holders copies of such reports when furnished by the Company pursuant to Section 5.5 hereof.
     SECTION 4.6 List of Holders. Promptly upon written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Depositary Shares are registered on the books of the Depositary.
     SECTION 4.7 Taxation; Withholding. The Depositary will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary tax reports with governmental authorities or agencies. The Depositary or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. Holders and Beneficial Owners of Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary may deem necessary or proper to fulfill the Depositary’s obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
          The Company shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such governmental authority or agency. Upon any such withholding, the Company shall remit to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders: (i) any taxes withheld by it; and (ii) any taxes withheld by the Company, subject to information being provided to the Depositary by the Company. The Depositary shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary. The Depositary shall not be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.
          In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of Depositary Shares held by them respectively.

          The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Depositary Shares.
ARTICLE V.
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY
     SECTION 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary, as Registrar of the Deposited Securities and the Depositary Shares, shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Depositary Shares, the surrender of Depositary Shares and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.
          The Depositary, shall keep books for the registration of Depositary Shares and transfers of Depositary Shares which at all reasonable times shall be open for inspection by the Company, provided that such inspection shall not be, to the Depositary’s knowledge, for the purpose of communicating with Holders of such Depositary Shares in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Depositary Shares.
          The Depositary may close the transfer books with respect to the Depositary Shares, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder.
          If any Depositary Shares are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar for registration of Depositary Shares and transfers, combinations and split-ups, and to countersign and Depositary Receipts representing such Depositary Shares in accordance with any requirements of such exchanges or systems.
          If any Depositary Shares are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to, and shall, take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of this Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company shall provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so.
     SECTION 5.2 Exoneration. Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States or any state thereof or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Certificate of Incorporation or Bylaws or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company’s Certificate of Incorporation or Bylaws or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.
          The Depositary, its controlling persons, its agents, the Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
          No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.
     SECTION 5.3 Standard of Care. The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Depositary Shares to any Holder(s) or Beneficial Owner(s) or other persons, except in accordance with Section 5.5 hereof, provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable Depositary Receipts without gross negligence or bad faith.
          Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).
          The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effects of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or bad faith while it acted as Depositary.

     SECTION 5.4 Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal. In case at any time the Depositary acting hereunder shall be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.5 and 5.6 hereof), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Depositary Shares and such other information relating to Depositary Shares and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.
          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.
     SECTION 5.5 The Custodian. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian, with the prior written consent of the Company. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. With the prior written consent of the Company, the Depositary may appoint an additional entity to act as Custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. After any such change, the Depositary shall give notice thereof in writing to all Holders. Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.
     SECTION 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary of any applicable provisions or proposed provisions of the Company’s Bylaws that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.
          The Company will also transmit to the Depositary (a) any the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) the Company’s annual and other reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company’s expense, for the mailing of copies thereof to all Holders, or by any other means as agreed between the Company and the Depositary (at the Company’s expense) or make such notices, reports and other communications available for inspection by all Holders, provided, that, the Depositary shall have received evidence sufficiently satisfactory to it, including in the form of an opinion of local and/or U.S. counsel or counsel of other applicable jurisdiction, furnished at the expense of the Company, as the Depositary in its discretion so requests, that the distribution of such notices, reports and any such other communications to Holders from time to time is valid and does not or will not infringe any local, U.S. or other applicable jurisdiction regulatory restrictions or requirements if so distributed and made available to Holders. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Company has delivered to the Depositary a copy of the Company’s Bylaws along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company, in connection with the Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement.
          The Depositary will make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the Depositary Shares representing such Shares governed by such provisions at the Depositary’s Corporate Trust Office, at the office of the Custodian and at any other designated transfer office.
     SECTION 5.7 Indemnification. The Company agrees to indemnify the Depositary, the Custodian and each of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct losses, liabilities, taxes, costs, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable attorney’s fees and expenses and, in each case, fees and expenses of counsel, in each case, irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Depositary or any agent thereof may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Depositary Shares, the Shares, or other Deposited Securities, as the case may be, (b) out of or in connection with any offering documents in respect thereof or (c) out of or in connection with acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Depositary Receipts, the Depositary Shares, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent any such Losses are due to the gross negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates; provided, however, that the foregoing indemnity shall not apply or be of any effect to the extent any such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of information in any document or other conveyance of information in connection with the offer, issuance, sale, resale, transfer, deposit or withdrawal of any Depositary Shares, Shares, or other

Deposited Securities made in reliance upon and in conformity with information regarding the Depositary provided by the Depositary. The Depositary agrees to indemnify the Company and any of its respective directors, officers, employees, agents and Affiliates against and hold each of them harmless from any direct Losses which may arise out of acts performed or omitted to be performed by the Depositary due to the gross negligence or bad faith of the Depositary or any of their respective directors, officers or employees, agents and/or Affiliates. In no event shall the Depositary or any of its directors, officers, employees, agents and/or Affiliates be liable for any indirect, special, punitive or consequential damages to the Company, Holders, Beneficial Owners or any other person.
          Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person’s rights to indemnification except to the extent the Indemnifying Person is materially prejudiced by such failure) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.
          The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.
     SECTION 5.8 Fees and Charges of Depositary. The Company agrees to pay the Depositary compensation for all services rendered by it in the performance of its duties under this Deposit Agreement in accordance with the fee schedule attached hereto as Schedule I.
     SECTION 5.9 Ownership Restrictions. Each Holder and Beneficial Owner acknowledges and agrees that each Depositary Share, and the terms upon which it is held by such Holder or Beneficial Owner, are subject to the Company’s Certificate of Incorporation and Bylaws, and that so long as the Company’s Certificate of Incorporation or Bylaws provide a means by which the Company may require Holders or Beneficial Owners to take certain actions with respect to their holdings, beneficial ownership or control over the Company’s securities, such Holders or Beneficial Owners will be bound by such obligations. The Company and the Depositary may implement such other procedures as necessary in order to conform the rights and responsibilities of Holders or Beneficial Owners to ensure monitoring, compliance and enforcement of the Company’s Certificate of Incorporation or Bylaws. The Company shall inform Holders and Beneficial Owners and the Depositary of any other limitations on ownership of Shares that the Holders and Beneficial Owners may be subject to by reason of the number of Depositary Shares held under the Certificate of Incorporation or Bylaws of the Company or applicable Delaware law, as such restrictions may be in force from time to time.
          The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner pursuant to the Company’s Bylaws, including but not limited to, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Company’s Certificate of Incorporation and Bylaws; provided that any such measures are practicable and can be undertaken without undue burden or expense. The Depositary shall have no liability for any actions taken in accordance with such instructions.

ARTICLE VI.
AMENDMENT AND TERMINATION
     SECTION 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the Depositary Shares outstanding at any time, the provisions of this Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable and not materially prejudicial to the Holders without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with taxes and other governmental charges, delivery and other such expenses payable by Holders or Beneficial Owners), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Depositary Shares until 10 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Depositary Shares. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order to ensure that the Depositary Shares or the Shares are to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender Depositary Shares evidenced by such Depositary Receipts and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and any Depositary Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.
     SECTION 6.2 Termination. On [to insert date 45 days after closing of IPO], this Deposit Agreement shall terminate. Notwithstanding the foregoing, the Depositary may, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Depositary Shares then outstanding at least five (5) Business Days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed by the Company for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination shall take effect. Each Holder of Depositary Shares on such termination date shall be credited with a number of Shares equal to the number of Depositary Shares held by such Holder on that date, such Shares shall consist of the number of Primary Shares and Secondary Shares represented by the Depositary Shares held by such Holder and the Depositary Shares will be canceled.
          On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender by Delivery to the Depositary of Depositary Shares, upon the payment of the charges of the Depositary for the surrender of Depositary Shares referred to in Section 2.6 hereof and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Depositary Shares. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary hereunder.
ARTICLE VII.
MISCELLANEOUS
     SECTION 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.
     SECTION 7.2 No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.
     SECTION 7.3 Severability. In case any one or more of the provisions contained in this Deposit Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
     SECTION 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Depositary Receipt by acceptance hereof or any beneficial interest therein.
     SECTION 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or electronic transmission, confirmed by letter, addressed to MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor Inc., 20400 Stevens Creek Boulevard, Suite 370 Cupertino, CA 95014, Attention: General Counsel, facsimile: 408-625-5990, or to any other address which the Company may specify in writing to the Depositary, with a copy to DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, Attention: Micheal Reagan, facsimile: 650-833-2001.
          Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company and the Depositary), at the Company’s expense, unless otherwise agreed in writing between the Company and the Depositary, confirmed by letter, addressed to American Stock Transfer & Trust Company, LLC, American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, New York 10038, Attention: Carlos Pinto, facsimile: 718-921-8355, or to any other address which the Depositary may specify in writing to the Company.

          Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company and the Depositary), at the Company’s expense, unless otherwise agreed in writing between the Company and the Depositary, addressed to such Holder at the address of such Holder as it appears on the transfer books for Depositary Shares of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.
          Delivery of a notice sent by mail, air courier or cable, telex, facsimile or electronic transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, facsimile or electronic transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex, facsimile or electronic transmission received by it from the other or from any Holder, notwithstanding that such cable, telex, facsimile or electronic transmission shall not subsequently be confirmed by letter as aforesaid, as the case may be.
     SECTION 7.6 Governing Law and Jurisdiction. This Deposit Agreement and the Depositary Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Except as set forth in this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.
     SECTION 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.
     SECTION 7.8 Agents. The Depositary shall be entitled, in its sole but reasonable discretion, to appoint one or more Agents of which it shall have control for the purpose, inter alia, of making distributions to the Holders or otherwise carrying out its obligations under this Agreement.
     SECTION 7.9 Titles. All references in this Deposit Agreement to exhibits, Articles, sections, subsections, and other subdivisions refer to the exhibits, Articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words “this Deposit Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of Depositary Shares and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.
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     IN WITNESS WHEREOF, MAGNACHIP SEMICONDUCTOR CORPORATION and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Depositary Shares evidenced by Depositary Receipts issued in accordance with the terms hereof.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:
[Signature Page to Deposit Agreement]